Exhibit 21.1

NAME OF SUBSIDIARY	STATE/COUNTRY OF INCORPORATION
MONY Life Insurance Company (1)	New York
MONY Life Insurance Company of America	Arizona
MONY Series Fund, Inc.	Maryland
Enterprise Accumulation Trust	Massachusetts
Enterprise Capital Management, Inc.	Georgia
Enterprise Fund Distributors, Inc.	Delaware
MONY Brokerage, Inc.	Delaware
MBI Insurance Agency of Alabama, Inc.	Alabama
MBI Insurance Agency of Massachusetts, Inc.	Massachusetts
MBI Insurance Agency of New Mexico, Inc.	New Mexico
MBI Insurance Agency of Ohio, Inc.	Ohio
MBI Insurance Agency of Texas, Inc.	Texas
MBI Insurance Agency of Washington, Inc.	Washington
MONY Assets Corp. (2)	New York
MONY Benefits Management Corp. (3)	Delaware
MONY Benefits Service Corp.	Delaware
MONY Agricultural Investment Advisers, Inc.	Delaware
MONY Asset Management, Inc.	Delaware
MONY Capiital Management, Inc.	Delaware
MONY Realty Capital, Inc.	Delaware
MONY International Holdings, Inc.	Delaware
MONY Life Insurance Company of the Americas, Ltd.	Cayman Islands
MONY Bank & Trust Company of the Americas, Ltd.	Cayman Islands
MONY International Life Insurance Co. Seguros de Vida S.A.	Argentina
MONY Consultoria e Corretagem de Seguros Ltda.	Brazil
MONY Realty Partners, Inc.	Delaware
MONY Securities Corporation	New York
Trusted Securities Advisors Corp. (4)	Minnesota
Trusted Insurance Advisors General Agency Corp.	Minnesota
Trusted Securities Advisors Corp.	Minnesota
Trusted Advisors Insurance Agency, Inc.	Massachusetts
Sagamore Financial Corporation	Ohio
U.S. Financial Life Insurance Company	Ohio
Financial Marketing Agency, Inc.	Ohio
1740 Advisors, Inc.	New York
1740 Ventures, Inc.	New York
The Advest Group, Inc.	Delaware
A.B. Realty Corp.	Connecticut
Advest, Inc.	Connecticut
Advest Insurance Agency, Inc.	Massachusetts
Advest Bank and Trust Company	Connecticut
Advest Capital, Inc.	Connecticut
Advest Mortgages, Inc.	Delaware
Advest Properties, Inc.	Delaware
Advest Transfer Services, Inc.	Delaware
Balanced Capital Services, Inc.	Connecticut
Bank Street Management Company	Connecticut

Billings & Company, Inc.	Connecticut
Billings Management Company	Connecticut
Boston Advisors, Inc.	Massachusetts
Lebenthal & Co., Inc.	New York
Lebenthal Asset Management, Inc.	New York
Lebenthal Insurance Agency, Inc.	New York
Vercoe Insurance Agency, Inc.	Ohio
Matrix Capital Markets Group, Inc.	Virginia
Matrix Private Equities, Inc.	Virginia
PCP Benefit Plans, Ltd	New York

(1)	Formerly known as The Mutual Life Insurance Company of New York
(2)	Formerly known as MONY Credit Corporation
(3)	Formerly known as MONY Funding, Inc.
(4)	Formerly known as CFS Brokerage Corp.

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